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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        December 7, 1998
                                                  ------------------------------

                            IXC Communications, Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                         0-20803                    74-2644120
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(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)


           1122 Capital of Texas Highway South, Austin, Texas   78746
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               (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code         (512) 328-1112
                                                   -----------------------------

                                 Not applicable
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          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

          On December 7, 1998, IXC Communications, Inc. ("IXC") announced a transaction with DCI Telecommunications, Inc. ("DCI") involving DCI's taking management control of a significant customer of IXC which has defaulted in payments to IXC, and a 5-year commitment by DCI to utilize significant domestic and international telecommunications services from IXC. In the transaction, IXC will acquire approximately $16 million based on the closing price on December 4, 1998 in DCI stock in exchange for approximately $18 million in amounts owed by the defaulting customer. In connection with the default, IXC estimates a one-time negative impact on the fourth quarter of approximately $14 million. The defaulting customer is the debit-card provider that prompted IXC to take certain reserves, as described in IXC's recent 10-Q and in a recent news release.

          Attached as Exhibit 99.1 is a press release issued by IXC dated December 7, 1998, which describes the transaction in more detail and is hereby incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)    EXHIBITS

          99.1   Press Release dated December 7, 1998


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 1998

                            IXC Communications, Inc.



                            By: /s/ Jeffrey C. Smith
                                -------------------------------------
                                Jeffrey C. Smith
                                Senior Vice President,
                                Secretary and General Counsel



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                                 EXHIBIT INDEX

        Exhibit
        Number    Description
        -------   -----------
         99.1     Press Release dated December 7, 1998


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